      As filed with the Securities and Exchange Commission on June 14, 2002
                                     REGISTRATION STATEMENT NO. 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       INVERNESS MEDICAL INNOVATIONS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             51 Sawyer Road, Suite 200          04-3565120
      Delaware            Waltham, Massachusetts 021453     (I.R.S. EMPLOYER
(STATE OF INCORPORATION)           (781) 647-3900           IDENTIFICATION NO.)

              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

    INVERNESS MEDICAL INNOVATIONS, INC. 2001 STOCK OPTION AND INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                  Ron Zwanziger
                 Chairman, President and Chief Executive Officer
                       Inverness Medical Innovations, Inc.
                            51 Sawyer Road, Suite 200
                          Waltham, Massachusetts 02453
                                 (781) 647-3900

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
              INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    With copy
                                       to:
                              Scott F. Duggan, Esq.
                               Goodwin Procter LLP
                                 Exchange Place
                        Boston, Massachusetts 02109-2881
                                 (617) 570-1000

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
  Title of Securities         Amounts to be         Proposed Maximum       Proposed Maximum           Amount of
    Being Registered         Registered (1)        Offering Price Per     Aggregate Offering      Registration Fee
                                                       Share (2)               Price (2)
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value     1,000,000 shares             $17.82               $17,820,000             $1,639.44
    $.001 per share
======================================================================================================================

(1) This registration statement also relates to such indeterminate number of additional shares of the registrant's Common Stock as may be required pursuant to the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, as amended, in the event of a stock dividend, stock split, split-up, recapitalization, forfeiture of stock under the plan or other similar event.
(2) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purposes of determining the amount of the registration fee. The registration fee is based on the average of the high and low prices for the registrant's Common Stock as reported on The American Stock Exchange on June 12, 2002.
===============================================================================

         This Registration Statement on Form S-8 is being filed by Inverness Medical Innovations, Inc. (the "Company") for the purpose of registering an additional 1,000,000 shares of common stock, par value $.001 per share, to be issued pursuant to the Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan, as amended (the "Plan"). The contents of the Company's Registration Statement on Form S-8 (Registration No. 333-74032) relating to the Plan are incorporated by reference into this Registration Statement in accordance with General Instruction E to Form S-8.

ITEM 8. EXHIBITS.

    EXHIBIT NO.           DESCRIPTION
       4.1           --   Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form 10-K, as amended, for the year ended
                          December 31, 2001, File No. 001-16789)
       4.2           --   Certificate of Designation, Preferences and Rights of Series A Convertible Preferred
                          Stock of the Company (incorporated by reference to Exhibit 99.2 to the Company's
                          Current Report on Form 8-K dated December 20, 2001, File No. 001-16789)
       4.3           --   Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Form 10-K, as amended, for the year ended December 31, 2001, File
                          No. 001-16789)
       4.4           --   Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-4, as
                          amended (File No. 333-67392))
      *4.5           --   Amendment No. 1 to Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive
                          Plan
      *5.1           --   Opinion of Goodwin Procter LLP
     *23.1           --   Consent of Arthur Andersen LLP
     *23.2           --   Consent of Arthur Andersen LLP
     *23.3           --   Consent of Amper Politziner & Mattia P.A.
      23.4           --   Consent of Goodwin Procter LLP (included in Exhibit 5.1)
      24.1           --   Power of Attorney (contained in signature page)

-----------
*        Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on June 14, 2002.

                            INVERNESS MEDICAL INNOVATIONS, INC.

                            By: /s/ Ron Zwanziger
                                ------------------------------------
                                Ron Zwanziger
                                Chairman, President and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Ron Zwanziger and Duane L. James as such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                 TITLE                                  DATE
/s/ Ron Zwanziger                        Chairman, President and Chief                      June 14, 2002
------------------------------------     Executive Officer (Principal
Ron Zwanziger                            Executive Officer)

/s/ Duane L. James                       Vice President of Finance and                      June 14, 2002
------------------------------------     Treasurer (Principal Financial
Duane L. James                           Officer and Principal Accounting
                                         Officer)

/s/ David Scott                          Director                                           June 14, 2002
--------------------------------------
David Scott, Ph.D.

/s/ Ernest A. Carabillo                  Director                                           June 13, 2002
------------------------------------
Ernest A. Carabillo, Jr.

/s/ Carol R. Goldberg                    Director                                           June 14, 2002
------------------------------------
Carol R. Goldberg

/s/ Robert P. Khederian                  Director                                           June 14, 2002
------------------------------------
Robert P. Khederian

/s/ John F. Levy                         Director                                           June 12, 2002
------------------------------------

John F. Levy

/s/ Peter Townsend                       Director                                           June 14, 2002
--------------------------------------
Peter Townsend

/s/ Alfred M. Zeien                      Director                                           June 12, 2002
--------------------------------------
Alfred M. Zeien

                                                EXHIBIT INDEX

    EXHIBIT NO.           DESCRIPTION
       4.1           --   Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form 10-K, as amended, for the year ended
                          December 31, 2001, File No. 001-16789)
       4.2           --   Certificate of Designation, Preferences and Rights of Series A Convertible Preferred
                          Stock of the Company (incorporated by reference to Exhibit 99.2 to the Company's
                          Current Report on Form 8-K dated December 20, 2001, File No. 001-16789)
       4.3           --   Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Form 10-K, as amended, for the year ended December 31, 2001, File
                          No. 001-16789)
       4.4           --   Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-4, as
                          amended (File No. 333-67392))
      *4.5           --   Amendment No. 1 to Inverness Medical Innovations, Inc. 2001 Stock Option and Incentive
                          Plan
      *5.1           --   Opinion of Goodwin Procter LLP
     *23.1           --   Consent of Arthur Andersen LLP
     *23.2           --   Consent of Arthur Andersen LLP
     *23.3           --   Consent of Amper Politziner & Mattia P.A.
      23.4           --   Consent of Goodwin Procter LLP (included in Exhibit 5.1)
      24.1           --   Power of Attorney (contained in signature page)